Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2024 (which includes an explanatory paragraph relating to Vaxart, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements appearing in the entity’s Annual Report on Form 10‑K as of and for the years ended December 31, 2023 and 2022.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 14, 2024